UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

HF ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39732	83-1079861
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210
Bethesda, Maryland 20814
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 971-3940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	HFEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

Effective as of January 6, 2021, HF Enterprises Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with Mr. Chan Heng Fai, the founder, Chairman and Chief Executive Officer of the Company, for four proposed transactions, consisting of (i) purchase of certain warrants (the “Warrants”) to purchase 1,500,000,000 shares of Alset International Limited (SGX:40V) (“Alset International”); (ii) purchase of all of the issued and outstanding stock of LiquidValue Development Pte Ltd. (“LVD”); (iii) purchase of 62,122,908 ordinary shares in True Partners Capital Holding Limited (HKG: 8657) (“True Partners”); and (iv) purchase of 4,775,523 shares of the common stock of American Pacific Bancorp Inc. (“APB”).

Alset International Limited

Incorporated in September 2009 and listed on the Singapore Exchange in July 2010, Alset International operates as a global enterprise involved in (i) property development and investments primarily in the United States and Western Australia; (ii) development, research, testing, manufacturing, licensing and distribution of biomedical products; (iii) asset management with a primary focus in the U.S. medical and housing REIT space; (iv) direct sales of a variety of health and wellness products; and (v) information technology-related businesses, including blockchain technology. The Company currently owns approximately 57.1% of Alset International.

In accordance with the Term Sheet, the Company will pay the lesser of $28,363,966.42 or the appraised value of the warrants to purchase 1,500,000,000 shares of Alset International in the form of newly issued shares of the Company’s common stock. The price of such shares shall be equivalent to the average closing price of the Company’s common stock over the five days prior to the execution of the Term Sheet.

Mr. Chan Heng Fai is both Chairman of the Board and the Chief Executive Officer of the Company and the Chairman and Chief Executive Officer of its subsidiary Alset International, as well as a significant shareholder of both the Company and Alset International. Mr. Chan owns 183,989,200 shares of Alset International (both directly and through an entity, but not including any shares owned by the Company), representing approximately 10.4% of the outstanding shares of Alset International. In addition, Mr. Chan holds options to purchase 1,061,333 shares of Document Security Systems, Inc., a company that the Company has a significant ownership position in, also owns 127,179,311 shares of Alset International, which represents approximately 7.2% of the outstanding shares of Alset International as of the date of the Term Sheet.

LiquidValue Development Pte Ltd.

LVD is currently wholly owned by our Chairman and Chief Executive Officer, Chan Heng Fai. LVD’s existing presence in the asset management field will be leveraged to establish an actively managed open-ended exchange-traded fund (ETF) in the United States focused on exponential-growth potential investment opportunities with disruptive innovations positioned for long-term growth. Upon completion of this proposed transaction set forth in the Term Sheet, LVD will be a wholly owned subsidiary of the Company.

In accordance with the Term Sheet, the Company will pay SGD $229,245.36 (USD $173,394.87) to acquire all of the outstanding capital stock of LVD in the form of newly issued shares of the Company’s common stock. The price of such shares shall be equivalent to the average closing price of the Company’s common stock over the five days prior to the execution of the Term Sheet.

True Partner Capital Holding Limited

True Partners operates as a fund management company in the United States and Hong Kong. True Partners manages funds and provides managed accounts on a discretionary basis using a proprietary trading platform, offering investment management and consultancy services. True Partners also develops and supports its trading platform and related proprietary software and provides management services for a portfolio of securities or futures contracts. Its fund investors and managed accounts are primarily professional investors, including collective investment undertakings, family offices, pension funds, high-net worth individuals, endowments/foundations, and financial institutions. True Partners was founded in 2010 and is headquartered in Tsim Sha Tsui, Hong Kong. True Partners is currently listed on the Hong Kong Stock Exchange (HKSE), with over USD $1.6 billion assets under management (AUM).

Pursuant to the Term Sheet, the Company will pay USD $6,729,629.29 for the 62,122,908 shares of True Partners in the form of newly issued shares of the Company’s common stock. The price of such shares shall be equivalent to the average closing price of the Company’s common stock over the five days prior to the execution of the Term Sheet.

American Pacific Bancorp Inc.

APB is a bank holding company, focused on acquiring controlling equity positions in commercial bank(s) in the United States. APB will inject digital banking capabilities into its portfolio banks to provide global banking services to clients worldwide, with the goal of increasing profitability of its portfolio commercial banks. APB concentrates on the digital banking space and decentralized finance (blockchain-based FinTech) capabilities. Pursuant to the Term Sheet, the Company will be acquiring approximately 86.4% of the total equity of APB for a price of the lesser of $28,653,138 or the appraised value of 4,775,523 shares of APB, in the form of newly issued shares of the Company’s common stock. The price of such shares shall be equivalent to the average closing price of the Company’s common stock over the five days prior to the execution of the Term Sheet.

The transactions described above shall be subject to the terms and conditions of the definitive agreements, financial and legal due diligence by all relevant parties, and the approval of the shareholders of the Company. Mr. Chan recused himself from any deliberation or vote regarding any of the four transactions described herein. The Audit Committee of the Company’s Board of Directors reviewed, approved and determined that it is advisable and in the best interests of the Company to complete the four proposed transactions described above. The Company’s Board of Directors approved the Term Sheet on January 6, 2021.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the complete text of the Term Sheet, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01
Regulation FD Disclosure.

On January 12, 2021, the Company issued a press release (the “Press Release”) announcing its proposed four investment transactions pursuant to the Term Sheet.

A copy of the Press Release is being furnished as Exhibit 99.1 to this current report on Form 8-K. The information contained under Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. The Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit

10.1	Binding Term Sheet on Share Exchange Transaction Among HF Enterprises Inc. and Mr. Chan Heng Fai Ambrose, dated January 4, 2021.

99.1	Press Release dated January 12, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

HF ENTERPRISES INC.

Date: January 12, 2021	By:	/s/ Rongguo Wei
Name: Rongguo Wei
Title: Co-Chief Financial Officer